UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2011

STEWART & STEVENSON LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33836 (Commission File Number)	20-3974034 (IRS Employer Identification No.)

1000 Louisiana St., Suite 5900 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

(713) 751-2700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Stewart & Stevenson LLC (the “Company”) has adopted the Company’s Amended and Restated 2007 Incentive Compensation Plan (the “Incentive Plan”), which became effective June 15, 2011, and which effects various amendments to the original version of the Incentive Plan which became effective on September 27, 2007.

The purpose of the Incentive Plan is to attract, reward and retain qualified personnel, and to provide incentives for the Company’s directors, executive officers and selected employees to put forth maximum efforts for the success of the Company’s business. The Incentive Plan permits the granting of awards in the form of options (including “incentive stock options” as described in the Internal Revenue Code) to purchase common stock or units, stock appreciation rights, restricted shares of common stock or units, restricted stock units, performance shares, performance units and senior executive plan bonuses (which may be paid in shares of common stock or units and/or cash).

Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants in the Incentive Plan, a maximum of 2,801,120 shares (which may be in the form of units prior to the Company’s conversion to a corporation) are available for grants of all equity awards under the Incentive Plan. The shares of common stock or units to be issued under the Incentive Plan may consist of treasury shares or authorized but unissued shares of the Company’s common stock or units. If any shares are subject to an award that expires or is forfeited, then those shares will, to the extent of any forfeiture or expiration, again be available for making awards under the Incentive Plan.  The Incentive Plan provides that shares or units that were covered by an award the benefit of which is paid in cash instead of shares or units will again be available for issuance under the Incentive Plan. The following shares or units will not be added back to the aggregate Incentive Plan limit: (1) shares or units tendered in payment of the option exercise price; (2) shares or units withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with stock option proceeds. Further, all shares or units covered by a stock appreciation right that is exercised and settled in shares or units, whether or not all shares or units are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the Incentive Plan.

The performance goals applicable to any award under the Incentive Plan in respect of any participant who is or is likely to become a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code will be based on specified levels of, growth in, or performance relative to peer company or peer company group performance in, one or more of the following categories (excluding extraordinary or non-recurring items unless otherwise specified): (1) profitability measures; (2) revenue or sales measures; (3) business unit performance; (4) leverage measures; (5) stockholder return; (6) expense management; (7) asset and liability measures; (8) individual performance; (9) supply chain efficiency; (10) customer satisfaction; (11) productivity measures; (12) cash flow measures; (13) return measures; and (14) product development and/or performance.

Awards under the Incentive Plan are subject to the following limitations: (1) the aggregate maximum number of shares of common stock or units issued upon the exercise of incentive stock options is 2,801,120 shares; (2) the aggregate maximum number of shares of common stock or units issued with respect to restricted shares, restricted stock units or performance shares is 1,400,560 shares; (3) the maximum number of shares of common stock or units granted to a participant during any calendar year that may be subject to stock options or appreciation rights is 560,224 shares or units; (4) the maximum number of shares of common stock or units granted to a participant during any calendar year that may be subject to qualified performance-based awards of performance shares, restricted shares or restricted stock units is 560,224 shares; (5) the maximum aggregate cash value of qualified performance-based awards of performance units awarded to any participant in any calendar year is $5,000,000; and (6) the maximum aggregate cash value of qualified performance-based awards to any participant in any calendar year under the Senior Executive Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code is $5,000,000.

Restricted shares and restricted stock units may not become unrestricted by the passage of time sooner than one-third per year over three years unless restrictions lapse sooner by virtue of retirement, death, disability or otherwise, or a change in control.  The period of time within which management objectives relating to cash incentive awards, performance shares and performance units must be achieved will be a minimum of one year, subject to earlier lapse or modification by virtue of retirement, death, disability or otherwise, or a change in control.  Restricted shares and restricted stock units that vest upon the achievement of management objectives cannot vest sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of retirement, death, disability or otherwise, or a change in control.  Under the Incentive Plan, up to 10% of the maximum number of shares or units that may be issued or transferred under the Incentive Plan, as may be adjusted as described in the Incentive Plan, may be used for restricted share, restricted stock unit, performance share and performance unit awards that do not comply with the three-year or one-year vesting requirements set forth in the Incentive Plan.

The Incentive Plan provides that dividends or other distributions on performance shares, restricted shares or restricted stock units that are earned or that have restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives.  Except in connection with certain corporate transactions or events described in the Incentive Plan, the repricing of underwater options and stock appreciation rights is prohibited without shareholder approval under the Incentive Plan.

The Incentive Plan includes a definition of “change in control.”  In general, a change in control will be deemed to have occurred if:

•                  a person or group buys more than 50% of the Company’s then-outstanding voting securities, subject to certain exceptions;

•                  individuals who at the beginning of any two-year period constituted the Company’s board of directors cease for any reason to constitute at least a majority of the Company’s board of directors, unless their replacements are approved as described in the Incentive Plan;

•                  there is a consummation of a merger, consolidation or similar corporate transaction that results in an actual change in ownership of more than 50% of the voting power of the voting stock of the Company;

•                  the Company’s shareholders approve a complete liquidation of the Company; or

•                  the Company sells or otherwise disposes of all or substantially all of its assets, subject to certain exclusions described in the Incentive Plan.

The compensation committee administers the Incentive Plan. The compensation committee has the full authority and discretion to administer the Incentive Plan and to take any action that is necessary or advisable in connection with the administration of the Incentive Plan, including the authority to select individuals to receive awards; select the types of awards to be granted; determine the terms and conditions of the awards, including the number of shares, the purchase price or exercise price of the awards, if any, and restrictions and performance goals, if any, relating to any award; establish the time when the awards and/or restrictions become exercisable, vest or lapse; and to provide for the accelerated vesting or exercisability of awards upon termination of a participant’s employment by reason of death, disability or retirement, or upon a change in control, or to cancel options and appreciation rights with an exercise price or grant price greater than the consideration offered in connection with a change in control.

While the board of directors may terminate or amend the Incentive Plan at any time, no amendment may adversely impair the rights of a grantee with respect to outstanding awards without the grantee’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders to the extent required by law or the rules of the principal national securities exchange upon which the Company’s shares or units are traded or quoted.  Unless terminated earlier, the Incentive Plan will terminate on the tenth anniversary of the date on which it was approved by the Company’s stockholders, after which no further awards may be made under the Incentive Plan, but will continue to govern unexpired awards.

On May 31, 2011, the compensation committee approved, subject to the completion of an initial public offering, a grant of 33,613 restricted shares to each of the Company’s three recently appointed non-executive directors Messrs. Munawar Hidayatallah, Anthony Petrello and J. Robinson West, which vest in five (5) 6,723 share tranches, with the first tranche vesting on May 31, 2011 and each of the next four tranches vesting upon board service for a complete fiscal year (with respect to Fiscal 2011 ended January 31, 2012 service through January 31, 2012 being deemed a complete fiscal year). All of the above grants are subject to (1) the completion of an initial public equity offering and (2) accelerated vesting upon a change-in-control of the Company.

On May 31, 2011, the compensation committee approved a grant, vesting immediately, of 154,062 shares to Mr. Steve Fulgham, the Company’s chief executive officer. Also on May 31, 2011, the compensation committee approved a grant to Mr. Fulgham of 448,179 options, with a ten-year term, to purchase common shares at a strike price equal to the public offering price vesting in four (4) equal tranches upon the attainment of performance measures in respect of each of the Company’s next four (4) fiscal years established by the compensation committee and approved by the board of directors.

Also on May 31, 2011, the compensation committee approved, subject to the completion of an initial public offering, a special, one-time grant of (i) 50,000 shares to each of Messrs. Robert Hargrave, the Company’s vice chairman, and John Simmons, the Company’s chief financial officer, and (ii) approximately 550,000 shares in the aggregate to all current employees who were employed by the Company on June 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

10.1	Stewart & Stevenson LLC Amended and Restated 2007 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON LLC

By:	/s/ John B. Simmons
Name:	John B. Simmons
Title:	Chief Financial Officer

Date:  June 16, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stewart & Stevenson LLC Amended and Restated 2007 Incentive Compensation Plan